UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Astro-Med, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Astro-Med, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 17, 2011

To the Shareholders of Astro-Med, Inc.:

Notice is hereby given that the 2011 Annual Meeting of Shareholders of Astro-Med, Inc. (the “Company”) will be held at the offices of the Company, 600 East Greenwich Avenue, West Warwick, Rhode Island on Tuesday May 17, 2011, beginning at 10:00 a.m., for the purpose of considering and acting upon the following:

(1)	Electing five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified.

(2)	Transacting such other business as may properly come before the meeting.

The close of business on April 1, 2011 has been fixed as the record date for determining shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors Margaret D. Farrell Secretary

April 22, 2011

Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, your proxy will be returned to you if you desire to vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2011.

The Company’s Proxy Statement, sample proxy card and Annual Report are available at:

http://www.proxyvote.com.

Astro-Med, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2011

Solicitation and Revocation of Proxies

The accompanying proxy is solicited by the Board of Directors of Astro-Med, Inc. (herein called the “Company”) in connection with the annual meeting of the shareholders to be held May 17, 2011. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Every properly signed proxy will be voted in accordance with the specification made thereon. This proxy statement and the accompanying proxy are expected to be first sent to shareholders on or about April 22, 2011.

Voting at Meeting

Only shareholders of record at the close of business on April 1, 2011 will be entitled to vote at the meeting. On the record date, there were 7,288,712 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities. Each shareholder has one vote for every share owned.

Votes Required to Transact Business At the Meeting

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Please note that brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Also, since there are no discretionary matters to be acted on at the meeting on which brokers would be able to vote without specific instructions from the beneficial owners, in order to establish a quorum at the meeting, you will need to provide your broker with instructions on how to vote your shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, five directors are to be elected to hold office until the next annual meeting or until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below. The biographies below contain information regarding the person’s service as director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director.

Albert W. Ondis, 85, is a founder of the Company and has been its Chairman and Chief Executive Officer since 1969. Mr. Ondis served as the President, Chief Financial Officer and Treasurer of the Company from 1969 to 1985. In addition Mr. Ondis has served as a Director of the Rhode Island Public Expenditure Council, a member of the Advisory Board of the College of Engineering at the University of Rhode Island and a Trustee of Bryant University. Mr. Ondis is the largest shareholder of the Company, which the Board of Directors believes aligns his interests with those of our shareholders. Based on Mr. Ondis’ significant involvement with the Company since inception and understanding of the financial, regulatory, corporate governance and other matters affecting public companies, we believe that Mr. Ondis is qualified to serve on our Board of Directors.

Everett V. Pizzuti, 74, has been President and Chief Operating Officer of the Company since 1971 and a director since 1985. Previously, he served as General Sales Manager of the Recorder Division of Gulton Industries. Through his long service as the Chief Operating Officer of the Company, Mr. Pizzuti has an intimate knowledge of the Company’s products and markets and is able to provide our Board of Directors with insight and advice related to the Board’s decisions. Based on this experience, we believe that Mr. Pizzuti is qualified to serve on our Board of Directors.

Jacques V. Hopkins, 80, is a former partner at the law firm of Hinckley, Allen & Snyder LLP in Providence, Rhode Island. Before retiring, Mr. Hopkins practiced business law and served on the management committee of Hinckley, Allen & Snyder LLP and was actively involved in various community organizations. Mr. Hopkins has been a director of the Company since 1969 and serves as chairman of the Company’s Audit Committee. We believe that Mr. Hopkins long service as a corporate attorney and understanding of financial, regulatory, corporate governance and other matters affecting public companies qualify him to serve on our Board of Directors.

Hermann Viets, Ph.D., 68, has been President and Chief Executive Officer of the Milwaukee School of Engineering, a University located in Milwaukee, Wisconsin focused primarily on engineering education, since 1991. Dr. Viets served as a Director of Gehl Co. from 1999 to 2008. He serves as a Director of Public Policy Forum for southeastern Wisconsin, an independent reviewer of public policy issues. Dr. Viets also serves as a Director of Competitive Wisconsin Inc., an association of business, education and labor leaders promoting the State of Wisconsin and serves as a Member of the Greater Milwaukee Committee, an organization of civic leaders promoting the economic development and social improvement of the City of Milwaukee. Dr. Viets was also a Trustee of Polytechnic University (a private engineering school located in Brooklyn, NY) until 2009. Dr. Viets has been a director of the Company since 1988 and serves as Chairman of Compensation and Nominating Committees. We believe that Dr. Viets’ executive experience as president of a university, his service on other public company boards and his understanding of the Company’s products as well as corporate governance matters qualify him to serve on our Board of Directors.

Graeme MacLetchie, 73, is a private investor and was a director of Deutsche Bank Alex Brown (Private Client Division), an investment banking and brokerage services company for private wealth and asset management, from November 1995 to March 2010. Prior to this, Mr. MacLetchie was Senior Vice President of C. J. Lawrence Deutsche Bank Securities Corporation from 1970 to 1995. He has been a director of the Company since 2002 and also served as a Director of E-Sync Networks Inc., a provider of managed enterprise services and solutions to medium and large businesses, from 1994 to 1999. We believe that Mr. MacLetchie’s substantial experience in the financial sector and knowledge of the financial, regulatory, corporate governance and other matters affecting public companies qualify him to serve on our Board of Directors.

The Board of Directors has determined that all of the directors of the Company, which include each of the nominees standing for election at the 2011 annual shareholders meeting, other than Albert W. Ondis and Everett V. Pizzuti, are independent of the Company in that such nominees have no material relationship with the Company either directly, or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board of Directors has made this determination in accordance with applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 1, 2011 (except as noted) the record and beneficial ownership of the Company’s outstanding shares of common stock by each person who is known to the Company to own of record or beneficially more than five percent of such stock, by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Percent of Class
Albert W. Ondis	1,601,325	(b)	21.5%
600 East Greenwich Avenue
West Warwick, Rhode Island

Everett V. Pizzuti	317,725	(c)	4.3%
600 East Greenwich Avenue
West Warwick, Rhode Island

Rutabaga Capital Management, LLC	723,424	(d)	9.9%
64 Broad Street, 3rd Floor
Boston, MA 02109

Perritt Capital Management, Inc.	389,200	(e)	5.3%
300 South Wacker Drive, Suite 2880
Chicago, IL 60606

Hermann Viets	206,106	(f)	2.8%

Joseph P. O’Connell	195,838	(g)	2.6%

Elias G. Deeb	100,057	(h)	1.4%

Jacques V. Hopkins	38,687	(i)	*

Graeme MacLetchie	102,250	(j)	1.4%

Michael Morawetz	12,292	(k)	*

All directors and executive officers of the Company as a group (13)	2,715,888	(l)	34.1%

*	Indicates less than 1.0%.
(a)

If applicable, beneficially owned shares include shares owned by the spouse, minor children and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest, and shares acquirable pursuant to options which are presently or will become exercisable within 60 days of April 1, 2011. All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934 or has been furnished by the respective directors and executive officers of the Company.

(b)	Includes 170,206 shares deemed to be beneficially owned because of exercisable options to acquire shares and 3,653 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(c)	Includes 99,256 shares deemed to be beneficially owned because of exercisable options to acquire shares and 4,471 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(d)	Rutabaga Capital Management, LLC, a Massachusetts limited liability company, an investment adviser registered under the Investment Advisers Act of 1940, is deemed to have beneficial ownership of the number of shares shown as of March 31, 2011.
(e)	Perritt Capital Management, Inc., an Illinois corporation and investment adviser registered under the Investment Advisers Act of 1940, is deemed to have beneficial ownership of the number of shares shown as of December 31, 2010.
(f)	Includes 24,125 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(g)	Includes 142,130 shares deemed to be beneficially owned because of exercisable options to acquire shares and 1,801 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(h)	Includes 49,406 shares deemed to be beneficially owned because of exercisable options to acquire shares and 4,196 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(i)	Includes 22,750 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(j)	Includes 24,125 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(k)	Includes 12,292 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(l)	Includes 665,833 shares deemed to be beneficially owned because of exercisable options to acquire shares and 21,795 shares allocated to the accounts of officers under the Company’s Employee Stock Ownership Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the directors and executive officers of the Company and any persons who own more than ten percent of the Company’s common stock to file with the Securities and Exchange Commission various reports of beneficial ownership and changes in beneficial ownership. The Company believes all of its directors and executive officers complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended January 31, 2011.

Meetings and Committees

During the fiscal year ended January 31, 2011, the Board of Directors held seven meetings. During fiscal year 2011, all directors attended at least 75% of the meetings of the Board of Directors and meetings of committees on which such director serves. The Board of Directors has adopted a policy that requires members of the Board to make every effort to attend each annual shareholders meeting. All members of the Board of Directors attended the 2010 annual shareholders meeting, other than Jacques V. Hopkins who was absent due to illness.

The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The members and chairs of each of those committees are appointed each year. Membership of the Audit, Compensation and Nominating Committee is comprised of the Company’s three outside directors, Messrs. Hopkins and MacLetchie and Dr. Viets, all of whom are independent as defined under the applicable NASDAQ listing standards and SEC rules. Each of the Audit, Compensation and Nominating Committees has a written charter approved by the Board of Directors. A copy of each charter is available on the Company’s website at www.astro-medinc.com under “Our Company – Corporate Governance”.

Audit Committee. The Audit Committee’s primary duties and responsibilities include overseeing the integrity of the Company’s financial reports, appointing, setting the compensation and overseeing the Company’s independent accountants, and assessing the qualifications and independence and performance of the Company’s independent accountants and the adequacy of internal controls. The Audit Committee meets with the Company’s independent accountants to review quarterly financial results, the annual audit scope, the results of the audit and other relevant matters. Mr. Hopkins serves as Chairman of the Audit Committee, which held seven meetings during the fiscal year ended January 31, 2011. The Board of Directors has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board of Directors has determined that Graeme MacLetchie satisfies the “financial sophistication” requirement of the NASDAQ listing requirements, but that none of the Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC rules, which, in the view of the Board of Directors, requires an advanced understanding of internal controls and procedures. However, the Board of Directors believes that the members of the Audit Committee have a thorough understanding of the Company’s business, the accounting issues relevant to the Company’s financial statements and audit committee functions and possess the requisite skills to perform effectively their oversight function.

Compensation Committee. The Compensation Committee assists the Board of Directors in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include: establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies; making recommendations with respect to the design of the Company’s incentive compensation plans and equity based plans; granting awards under such plans and overseeing generally the administration of such plans; evaluating the performance and determining the compensation of the Chief Executive Officer; and reviewing and approving recommendations on compensation of other executives. Dr. Viets serves as chairman of the Compensation Committee, which held three meetings during the fiscal year ended January 31, 2011.

Nominating Committee. The Nominating Committee is responsible for identifying individuals qualified to be members of the Board of Directors and recommending such individuals to be nominated by the Board of Directors for election to the Board of Directors by the shareholders. The Nominating Committee held one meeting in the fiscal year ended January 31, 2011. Dr. Viets serves as chairman of the Nominating Committee.

Nomination of Directors

The Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. The Nominating Committee does not set specific criteria for directors but seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. The Nominating Committee does not have a policy with respect to diversity and does not specifically consider issues of diversity, such as gender, race, origin or sex when determining whether to nominate any person to be a director of the Company. All non-employee directors must be independent within the meaning of applicable NASDAQ rules.

The Nominating Committee must also ensure that members of the Board of Directors as a group maintain the requisite qualifications under the NASDAQ listing standards for populating the Audit, Compensation and Nominating Committees. The Nominating Committee will consider shareholder nominees for director in the same manner as nominees for director from other sources.

Shareholders may send recommendations for director nominees to the Nominating Committee at the Company’s offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Submissions should include information regarding a candidate’s background, qualifications, experience and willingness to serve as a director. In addition, Section 10 of Article II of the Company’s By-Laws sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company at least 60 days prior to the scheduled annual meeting and must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the annual meeting to be held in 2012, the notice deadline under the By-Laws is March 16, 2012. A copy of this By-Law provision may be obtained by writing to Astro-Med, Inc., Attn: Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

Communications with the Board of Directors

The Company’s Board of Directors provides a process for shareholders to communicate directly with the members of the Board of Directors or the individual chairman of standing committees. Any shareholder with a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board of Directors may communicate directly with the directors by writing directly to those individuals c/o Astro-Med, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Board Leadership Structure

Mr. Ondis serves as both the Chief Executive Officer and the Chairman of the Board of Directors. The Board of Directors believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. Further, given the fact that all independent directors comprise each of the Audit, Compensation and Nominating Committees of the Board of Directors and that the majority of the Board of Directors is comprised of independent directors, the Board of Directors does not believe a lead independent director is necessary.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks through a program of sound policies, systems, processes, and reports. The

Audit Committee of the Board of Directors has oversight responsibility over financial reporting and disclosure process, compliance and legal matters, and information security and fraud risk. The Audit Committee also monitors controls for material weaknesses in the audit function. The Audit Committee meets regularly with our Chief Financial Officer and Controller in carrying out these responsibilities, and with the Company’s independent auditors in executive session.

The Compensation Committee of the Board of Directors oversees risks as they relate to the Company’s compensation policies and practices as described under “Compensation Discussion and Analysis.” The Board’s Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to independence of board members and identification of individuals qualified to be members of the Board of Directors.

While each committee is responsible for evaluating the risks within their areas of responsibility and overseeing the management of such risks, all our committees report regularly to the full Board of Directors, which also considers the Company’s entire risk profile.

Compensation of Directors

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation of the directors of the Company. Messrs. Hopkins and MacLetchie and Dr. Viets are paid an annual retainer of $3,500 plus $500 for each Board and committee meeting attended (including attendance through telephonic means). Directors who are also officers or employees of the Company are not entitled to receive any compensation in addition to their compensation for services as officers or employees.

Those directors who are not also officers and employees of the Company have received options to purchase common stock under the Company’s Non-Employee Director Stock Option Plan (the “Director Plan”) as compensation for their services to the Company. Under the Director Plan, Mr. Hopkins and Dr. Viets each received non-qualified options to purchase 1,375 shares of common stock on May 20, 1996, the date the Company’s shareholders approved the Director Plan and Mr. MacLetchie received a non-qualified option to purchase 1,375 shares of common stock upon his initial election to the Board of Directors on May 14, 2002. These options vested six months after the grant date. The Director Plan expired on May 31, 2006. Under the Company’s 2007 Equity Incentive Plan, each non-employee director receives non-qualified options to purchase 5,000 shares of the Company’s common stock upon the adjournment of each annual meeting or special meeting in lieu of an annual meeting of the shareholders of the Company. These options have a term of ten years and become exercisable immediately prior to the occurrence of the next annual meeting following the date the option is granted.

The following Director Compensation table provides information regarding the compensation paid or accrued by each individual who was a director during the 2011 fiscal year.

Name	Total ($)	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)(b)	All Other Compensation
Jacques V. Hopkins	$18,808	$8,500	$10,308	$—
Graeme MacLetchie	19,308	9,000	10,308	—
Albert W. Ondis(c)	—	—	—	—
Everett V. Pizzuti(c)	—	—	—	—
Hermann Viets	19,308	9,000	10,308	—

(a)	The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 (formerly FAS 123(R)) for stock options granted to directors. Assumptions used in the calculation of these amounts are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended January 31, 2011, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around April 18, 2011.
(b)	As of January 31, 2011 each director had the following number of options outstanding: Jacques V. Hopkins 22,750, Graeme MacLetchie 24,125 and Hermann Viets 24,125.
(c)	See Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End Table for disclosure relating to compensation and outstanding option awards of Messrs. Ondis and Pizzuti.

COMPENSATION DISCUSSION & ANALYSIS

The Compensation Committee of the Board of Directors of the Company (the “Committee”) is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and assuring that executives and key management personnel are effectively compensated in a manner which is internally equitable. The Committee also is responsible for reviewing and recommending to the Board the compensation of directors.

Compensation Philosophy and Objectives.    Our overall philosophy in terms of executive compensation is to link management incentives with the actual financial performance of the Company. Similarly, the compensation should attract, retain and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests. In setting compensation for our executive officers, the Committee considers the executive’s performance, awards, if any, made during prior years and other relevant factors. We seek to have the long-term performance of our common stock reflected in executive compensation through our equity incentive programs.

Elements of Compensation.    Our total compensation program for executive officers consists of the following:

•	salary;

•	cash incentive and bonus awards tied to the Company’s and employee’s annual performance;

•	long-term incentive compensation, historically in the form of stock options; and

•	retirement and other benefits.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for both long-term strategic goals as well as short-term performance. Our policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our shareholders.

Setting Executive Compensation.    The Committee is responsible for establishing and periodically reviewing the compensation of our executive officers and approving all equity awards. The Committee annually reviews the performance of the executive officers and, based on these reviews, the Committee determines salary adjustments and annual award amounts of our executive officers.

Salary.    Base salaries for our executive officers were established a number of years ago. Historically, base salaries have been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company. Annual salary adjustments are made effective April 1 of each year. For fiscal year 2011, no increases in compensation were made to the Company’s employees and executive officers.

Cash Incentive and Bonus Awards.    The Committee has adopted two separate management bonus plans applicable to executive officers of the Company for the purpose of providing incentive compensation to the Company’s executive officers. One plan is applicable to domestic employees of the Company (the “Domestic Plan”) and the other is applicable to the Vice President-International Branches, currently Michael Morawetz (the “International Branch Plan”). Awards to executive officers other than the Chief Executive Officer and President of the Company under the Domestic Plan have been based on the Company’s achieving specified thresholds of annual operating income and return on net assets. Awards to the Chief Executive Officer and President of the Company under the Domestic Plan are predicated on achieving specified levels of annual operating income, return on net assets and annual sales thresholds. Effective March 15, 2010, the Domestic Plan was amended to provide that awards to all executive officers, including the Chief Executive Officer and President of the Company, will be based on achieving specified levels of annual operating income, return on net assets and annual sales thresholds, on a consolidated basis. For fiscal year 2011, the Company’s Chief Executive Officer and President were eligible to receive bonuses under the Domestic Bonus Plan ranging from 12% to 27% of their base salaries while the Company’s other executive officers were eligible to receive bonuses ranging from 9% to 22% of their respective base salaries.

Awards under the International Branch Plan are based on the annual earned bonus pool available under the Company’s bonus plans applicable to the Company’s international branches located in Canada, the United Kingdom, France and Germany. These bonus pools are determined by comparing the annual sales achieved in the last fiscal year ended by each international branch to the respective volume of sales achieved during the prior fiscal year for each branch. Sales that surpass the prior year’s sales earn a 4% bonus on the incremental sales volume up to the specified target established by the Committee for that year. The bonus pool earned is then adjusted (increased or decreased) by the branch’s achievement of specified profit margin and return on working capital thresholds as determined by the Committee. The amounts available under the branch bonus pools are then allocated amongst a pool of individuals at such offices at the discretion of the CEO. Under the International Branch Plan, the Vice President of International Branches was eligible to receive a bonus of up to 20%; provided that, no bonus will be paid to the Vice President of International Branches under the International Branch Plan unless the consolidated sales value of all the Company’s international branches meets the minimum threshold of sales value for each of the Company’s international branches as established annually by the Committee.

The specified threshold and target financial objectives and business objectives and the related bonus payouts under the Company’s bonus plans are established annually by the Committee and, accordingly, individual awards may vary, up or down, from year to year. For fiscal year 2011, we did not pay any bonuses to our executive officers under the Domestic Plan or International Branches Plan.

In addition to our management bonus plans, from time-to-time we award cash bonuses to our executive officers to reward their efforts in extraordinary circumstances. Such awards are made at the discretion of the Committee.

Long-Term Incentive Compensation.    Total compensation at the executive level also includes long-term incentive awards granted under the Company’s Non-Qualified Stock Option Plan and 2007 Equity Incentive Plan. The objectives of the equity incentive program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and total shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in our common stock. Historically, all equity awards have been in the form of stock options which have generally been granted in March of each year at an exercise price of not less than 100% of the market price on the date of grant. Under the 2007 Equity Incentive Plan, the exercise price of all stock options must be at least 100% of the market price on the date of grant, provided that the exercise price for incentive stock options (ISOs) granted to any ten percent beneficial owner of our stock, which includes Mr. Ondis, must be not less than 110% of the market price on the date of grant. Since 2004, all options granted vest in four equal annual installments commencing on the first anniversary of the date of grant. Under the Company’s 2007 Equity Incentive Plan, the Company is also able to make equity awards in the form of restricted stock, restricted units and performance units in addition to stock options, but has not done so to date.

Retirement and Other Benefits.    In order to attract and retain key executives, we offer retirement benefits through a Profit-Sharing Plan and Employee Stock Ownership Plan for employees, including our executive officers.

Profit-Sharing Plan. We maintain a qualified Profit-Sharing Plan which provides retirement benefits to substantially all our employees and provides for contributions into a trust fund in such amounts as the Board of Directors may annually determine. Each eligible employee shares in contributions on the basis of relative (limited to $245,000) compensation. In addition, participants are permitted to defer up to 50% of their cash compensation and make contributions of such deferral to this plan through payroll deductions. The Company makes matching contributions equal to 50% of the first percent of compensation contributed and 25% of the second through the seventh percent. Prior to this change, the Company made matching contributions equal to 50% of the first percent of compensation contributed and 25% of the second through fifth percent. The deferrals are made within the limits prescribed by Section 401(k) of the Internal Revenue Code (the “Code”). The Profit-Sharing Plan provides for the vesting of 100% of matching contributions made by the Company to the account of the employee after three years of service. Contributions by an employee are 100% vested immediately.

Employee Stock Ownership Plan. We also have an Employee Stock Ownership Plan which provides retirement benefits to substantially all employees of the Company. Contributions in such amounts as the Board of Directors may annually determine are allocated among eligible employees on the basis of relative (limited to $100,000) compensation. Participants are 100% vested in any and all allocations to their accounts. Contributions, which may be in cash or stock, are invested by the Plan’s trustee in shares of common stock of the Company.

Perquisites. In addition to the benefits described above, we provide automobile allowances to certain of our executive officers. The amounts of any aforesaid automobile allowances to our Named Executive Officers are reflected in the “All Other Compensation” column of the Summary Compensation Table below.

We have no employment agreements with any of our executive officers and we do not provide any severance benefits to our executives other than those provided to employees generally. Severance benefits will vary based upon salary levels and length of service.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above. Based on these reviews and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011 for filing with the SEC through incorporation by reference of this Proxy Statement.

Compensation Committee:

Hermann Viets (Chairman)

Jacques V. Hopkins

Graeme MacLetchie

EXECUTIVE COMPENSATION

The following table provides information regarding the total compensation paid or accrued by the Company to each of its Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and its three other highest paid executive officers other than the CEO and CFO (collectively, the “Named Executive Officers”).

Because the Company’s Domestic Plan and International Branch Plan are based on achieving specified performance goals, awards under these plans are not considered “Bonuses” for purposes of SEC rules and are listed below as “Non-Equity Incentive Plan Compensation.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)		Total ($)
Albert W. Ondis	2011	259,310	—	9,720	—	12,398	(d)	281,428
Chairman and CEO	2010	259,310	—	7,575	—	27,748		294,633
	2009	258,001	—	20,017	—	20,343		298,361

Everett V. Pizzuti	2011	245,556	—	10,652	—	39,983	(e)	296,191
President and COO	2010	245,556	—	8,324	—	38,771		292,651
	2009	244,869	—	21,523	—	37,034		303,426

Joseph P. O’Connell	2011	206,000	—	10,226	—	30,049	(f)	246,275
Senior Vice President,	2010	206,000	—	7,991	—	20,735		234,726
Treasurer and CFO	2009	205,077	—	18,436	—	25,805		249,318

Elias G. Deeb	2011	150,947	—	9,374	—	4,196	(g)	164,517
Vice President –	2010	150,947	—	7,325	—	5,928		164,200
Media Products	2009	153,754	—	15,349	—	2,948		172,051

Michael Morawetz	2011	172,902	—	6,391	—	15,918	(h)	195,211	(i)
Vice President –	2010	183,767	7,155	4,994	—	16,920		212,836
International Branches	2009	191,365	11,038	11,919	9,179	17,617		241,118

(a)	Reflects discretionary cash bonuses.
(b)	The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 (formerly FAS 123(R)) for stock options granted to the Named Executive Officers. Assumptions used in the calculation of these amounts are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended January 31, 2011, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around April 18, 2011.
(c)	Reflects cash awards to the named individuals under the Company’s management bonus plans which are discussed in further detail under the heading “Compensation Discussion and Analysis” above.
(d)	Includes pay-out of two weeks unused vacation of $9,973, employer match under Profit Sharing Plan of $1,939 and employer contribution to Employee Stock Ownership Plan of $486.
(e)	Includes pay-out of two weeks unused vacation of $9,444, automobile allowance of $17,995, non-cash automobile allowance of $10,075, employer match under Profit Sharing Plan of $1,983 and employer contribution to Employee Stock Ownership Plan of $486.
(f)	Includes pay-out of two weeks unused vacation of $6,338, automobile allowance of $19,771, employer match under Profit Sharing Plan of $3,454 and employer contribution to Employee Stock Ownership Plan of $486.
(g)	Includes pay-out of one week unused vacation of $1,161, employer match under Profit Sharing Plan of $2,549 and employer contribution to Employee Stock Ownership Plan of $486.
(h)	Reflects automobile allowance.
(i)	Mr. Morawetz’s salary is based on euro currency and is converted to U.S. dollars at the average monthly exchange rate. The exchange rate for the fiscal year ended January 31, 2011 was 1.32.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of January 31, 2011.

Name	Option Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable(a)	Option Exercise Price($)	Option Expiration Date
Albert W. Ondis	03/19/2001	85,250	—	3.1364	03/19/2011	(b)
	03/18/2002	85,250	—	2.6909	03/18/2012	(b)
	04/19/2004	41,250	—	8.7273	04/19/2014	(c)
	03/20/2006	21,250	—	7.9316	03/20/2016	(c)
	04/12/2007	10,500	3,500	11.4450	04/12/2017	(c)
	04/01/2008	3,138	3,137	9.8450	04/01/2013	(c)
	03/18/2009	1,250	3,750	6.8420	03/18/2014	(c)
	03/15/2010	—	5,000	8.0960	03/15/2015	(c)

Everett V. Pizzuti	03/18/2002	14,300	—	2.6909	03/18/2012	(b)
	04/19/2004	41,250	—	8.7273	04/19/2014	(c)
	03/20/2006	21,250	—	7.9316	03/20/2016	(c)
	04/12/2007	10,500	3,500	11.4450	04/12/2017	(c)
	04/01/2008	3,138	3,137	8.9500	04/01/2018	(c)
	03/18/2009	1,250	3,750	6.2200	03/18/2019	(c)
	03/15/2010	—	5,000	7.3600	03/15/2020	(c)

Joseph P. O’Connell	03/19/2001	9,407	—	3.1364	03/19/2011	(b)
	03/18/2002	66,687	—	2.6909	03/18/2012	(b)
	03/31/2003	13,750	—	2.4000	03/31/2013	(b)
	04/19/2004	20,625	—	8.7273	04/19/2014	(c)
	03/21/2005	9,375	—	6.7680	03/21/2015	(c)
	03/20/2006	14,062	—	7.9316	03/20/2016	(c)
	04/12/2007	7,500	2,500	11.4450	04/12/2017	(c)
	04/01/2008	2,688	2,687	8.9500	04/01/2018	(c)
	03/18/2009	1,200	3,600	6.2200	03/18/2019	(c)
	03/15/2010	—	4,800	7.3600	03/15/2020	(c)

Elias G. Deeb	03/18/2002	6,875	—	2.6909	03/18/2012	(b)
	04/19/2004	13,750	—	8.7273	04/19/2014	(c)
	03/21/2005	6,250	—	6.7680	03/21/2015	(c)
	03/20/2006	9,375	—	7.9316	03/20/2016	(c)
	04/12/2007	4,875	1,625	11.4450	04/12/2017	(c)
	04/01/2008	2,238	2,237	8.9500	04/01/2018	(c)
	03/18/2009	1,100	3,300	6.2200	03/18/2019	(c)
	03/15/2010	—	4,400	7.3600	03/15/2020	(c)

Michael Morawetz	04/19/2004	2,062	—	8.7273	04/19/2014	(c)
	03/21/2005	937	—	6.7680	03/21/2015	(c)
	03/20/2006	937	—	7.9316	03/20/2016	(c)
	04/12/2007	2,625	875	11.4450	04/12/2017	(c)
	04/01/2008	1,738	1,737	8.9500	04/01/2018	(c)
	03/18/2009	750	2,250	6.2200	03/18/2019	(c)
	03/15/2010	—	3,000	7.3600	03/15/2020	(c)

(a)	Option awards are adjusted to reflect the Company’s May 2004 stock dividend and June 2006 stock split.
(b)	Options vested in full on the seven month anniversary of the Option Grant Date.
(c)	Options vest in four equal annual installments commencing on the first anniversary of the Option Grant Date.

Grants of Plan Based Awards

The following table provides information on all grants of plan based awards by the Company in fiscal year 2011 to each Named Executive Officer.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(a)
Albert W. Ondis	03/15/2010	5,000	8.096	9,720
Everett V. Pizzuti	03/15/2010	5,000	7.36	10,652
Joseph P. O’Connell	03/15/2010	4,800	7.36	10,226
Elias G. Deeb	03/15/2010	4,400	7.36	9,374
Michael Morawetz	03/15/2010	3,000	7.36	6,391

(a)	Assumptions used in the calculation of these amounts are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended January 31, 2011, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around April 18, 2011.

Option Exercises and Stock Vested

The following table provides information on all exercises of options by the Named Executive Officers during the Company’s 2011 fiscal year.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(a)		Value Realized on Exercise ($)
Albert W. Ondis	103,125		205,776	(b)
Everett V. Pizzuti	85,250		396,719	(b)
	103,125	(c)	131,732	(c)
Joseph P. O’Connell	45,593		182,536	(b)
	68,750	(d)	87,821	(d)
Elias G. Deeb	20,625		39,299	(b)
Michael Morawetz	—		—

(a)	Number of shares acquired on exercise have been adjusted to reflect the Company’s May 2004 stock dividend and June 2006 stock split.
(b)	Based on difference between the closing market price of the Company’s common stock on the date of exercise and the exercise price of the options.
(c)	The stock options representing the number of shares acquired on exercise were sold to the Company for a purchase price of $131,732, representing the closing price for the Company’s common stock on March 3, 2010 less a 10% discount less the exercise price of the options.
(d)	The stock options representing the number of shares acquired on exercise were sold to the Company for a purchase price of $87,821, representing the closing price for the Company’s common stock on March 3, 2010 less a 10% discount less the exercise price of the options.

Related Party Transactions

Potential conflicts of interest and related party transactions are referred by the Board of Directors to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ listing standards and SEC rules as a guide.

The law firm of Hinckley Allen & Snyder LLP, of which Mr. Hopkins is a retired partner, provides legal services to the Company.

The Company employs two sons of Mr. Pizzuti, Eric Pizzuti, as Vice President and World-Wide Sales Director of QuickLabel Systems, and William Pizzuti, as Regional Sales Manager (QuickLabel Systems), to whom the Company paid $122,971 and $124,243, respectively, in salary during the fiscal year ended January 31, 2011. In addition, the Company made matching contributions for the fiscal year 2011 under its qualified Profit-Sharing Plan and Employee Stock Ownership Plan of $2,549 and $486 to Eric Pizzuti and $2,319 and $486 to William Pizzuti. The Company also made stock option grants during the 2011 fiscal year to Messrs. E. Pizzuti and W. Pizzuti with a fair market value at the date of grant equal to $2,557 and $1,065, respectively. Finally, the Company made cash pay-outs for unused vacation to both Eric Pizzuti and William Pizzuti of $4,453 and $1,697, respectively.

Other than as described above, no officer, director or nominee for director of the Company or any associate of any of the foregoing had during the fiscal year ended January 31, 2011 any material interest, direct or indirect, in any material transaction or any material proposed transaction in which the amount exceeds $120,000 and to which the Company was or is to be a party.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants. The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors.

The Audit Committee has met with management and the Company’s independent accountants, Ernst & Young LLP, to review and discuss the January 31, 2011 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with Grant Thornton LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from Ernst & Young LLP written disclosures and the letter regarding independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with Ernst & Young LLP that firm’s independence.

The Audit Committee received the information concerning the fees of Ernst & Young LLP for the year ended January 31, 2011 set forth below under “Independent Accountant Fees and Services.” The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of the independent accountants and has determined that the provision of such services by Ernst & Young LLP is compatible with maintaining that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2011, to be filed with the SEC.

Audit Committee:

Jacques V. Hopkins (Chairman)

Hermann Viets, Ph.D.

Graeme MacLetchie

Independent Accountants’ Fees, Services and Other Matters

On April 13, 2010, the Audit Committee approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. During the fiscal years ended January 31, 2010 and 2009, and the subsequent interim period through April 13, 2010 (the date of dismissal), there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports on the financial statements; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K. The reports of Grant Thornton on the consolidated financial statements of the Company as of and for the fiscal years ended January 31, 2010 and 2009 did not contain any adverse opinion or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended January 31, 2010 and 2009 and the subsequent interim period through April 13, 2010 (the date of dismissal), the Company did not consult any other firms regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

We requested that Grant Thornton furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether Grant Thornton agreed with the foregoing disclosures. A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 19, 2010.

On April 19, 2010, following the approval of its Audit Committee, the Company engaged the services of Ernst & Young LLP (“Ernst & Young”) as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending January 31, 2011. During the fiscal years ended January 31, 2010 and 2009 and through April 19, 2010, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company expects a representative of Ernst & Young will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for the Company by Ernst & Young and Grant Thornton for the fiscal years ended January 31, 2011 and 2010 are set forth below. The aggregate fees included in the Audit category are billed for the fiscal years for the audit of the Company’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed for the fiscal year.

	2011	2010
Audit Fees	$196,913	$247,073
Audit-Related Fees	0	0
Tax Fees	0	2,730
All Other Fees	20,000	0

Audit Fees for the fiscal years ended January 31, 2011 and 2010 were for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements.

Tax Fees as of the fiscal year ended January 31, 2010 were for services rendered for tax returns and estimates, tax advice, tax planning and compliance with Financial Accounting Standards Board Interpretation No. 48 (FIN 48).

All Other Fees for the fiscal year ended January 31, 2011 were for additional year end work related to the audit of the Company’s financial statements.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

Financial Reports

A copy of the annual report of the Company for the fiscal year ended January 31, 2011 including the Company’s annual report to the SEC on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

Proposals For 2012 Annual Meeting

The 2012 annual meeting of the shareholders of the Company is scheduled to be held on May 15, 2012. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than December 20, 2011. Shareholder proposals that are to be considered at the 2012 annual meeting but not requested to be included in the Proxy Statement must be submitted no later than March 16, 2012 and no earlier than December 20, 2011.

Other Matters

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors
Margaret D. Farrell Secretary

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Astro-Med, Inc. Astro-Med Industrial Park 600 East Greenwich Ave. West Warwick, RI 02893

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors does not have a recommendation for voting on the following:
		☐	☐	☐
1.	Election of Directors
Nominees
01	Albert W. Ondis 02 Everett V. Pizzuti 03 Jacques V. Hopkins 04 Hermann Viets 05 Graeme MacLetchie
NOTE: In their discretion, upon such other matters as may properly come before the meeting.
For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000105092_1    R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

ASTRO-MED, INC.

Annual Meeting of Shareholders-May 17, 2011

The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins, Graeme MacLetchie and Hermann Viets, or a majority of such of them as shall be present, attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in ASTRO-MED, INC. at the annual meeting of shareholders to be held May 17, 2011, at 600 East Greenwich Avenue, West Warwick, Rhode Island, and at any adjournments thereof, as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SPECIFIED IN PROPOSAL 1.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000105092_2    R1.0.0.11699